Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stemline Therapeutics, Inc. 2012 Equity Incentive Plan and the Stemline Therapeutics, Inc. Amended and Restated 2004 Employee, Director and Consultant Stock Plan of our report dated April 1, 2013, with respect to the financial statements of Stemline Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

MetroPark, New Jersey

April 24, 2013